Exhibit 10.43

SIXTH AMENDMENT TO CREDIT AGREEMENT

This Sixth Amendment to Credit Agreement (this “Sixth Amendment”) is made as of this 7th day of March, 2011 by and among:

THE CHILDREN’S PLACE RETAIL STORES, INC., a Delaware corporation, for itself and as agent (in such capacity, the “Lead Borrower”) for the other Borrowers party hereto;

the BORROWERS party hereto;

the GUARANTORS party hereto;

the LENDERS party hereto; and

WELLS FARGO BANK, NATIONAL ASSOCIATION (successor by merger to Wells Fargo Retail Finance, LLC), as Administrative Agent, Collateral Agent, and Swing Line Lender.

BACKGROUND:

Reference is made to that certain Credit Agreement (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”) dated as of July 31, 2008 by and among (i) the Borrowers, (ii) the Guarantors, (iii) the Lenders, and (iv) Wells Fargo Bank, National Association (successor by merger to Wells Fargo Retail Finance, LLC), as Administrative Agent, Collateral Agent, and Swing Line Lender.  The Loan Parties, the Agents, and the Lenders desire to amend certain terms and conditions of the Credit Agreement as set forth herein.  Accordingly, it is hereby agreed as follows:

1.                                       Definitions.  All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

2.                                       Amendment to Article I.  Clause (b) of the definition of “Payment Conditions” in Article I of the Credit Agreement is deleted in its entirety and replaced with the following:

“(b)         at the time of determination with respect to any Stock Repurchase Transaction, that (i) no Default or Event of Default has occurred and is continuing or would arise as a result of entering into such Stock Repurchase Transaction, and (ii) at least five (5) days prior to entering into such Stock Repurchase Transaction (or, in the case of a Stock Repurchase Transaction consisting of a series of related transactions, at least five (5) days prior to the commencement of the first in the series of such transactions), the Lead Borrower shall have provided to the Administrative Agent a certificate signed by a Responsible Officer of the Lead Borrower, in form and substance reasonably satisfactory to the Administrative Agent, certifying that: (A) either (1) (x) Excess Availability immediately prior to, and projected pro forma Excess Availability (measured as of the end of each Fiscal Month) for the twelve Fiscal Months immediately following, and after giving effect to, such Stock Repurchase Transaction shall be equal to or greater than twenty-five percent (25%) of the Revolving Credit Ceiling, and (y) the Consolidated Fixed Charge Coverage Ratio immediately prior to, and the projected pro forma Consolidated Fixed Charge Coverage Ratio (measured as of the end of each Fiscal Month) for the twelve Fiscal Months immediately following, and after giving effect to, such Stock Repurchase Transaction, shall be equal to or greater than 1.00:1.0; or (2) the sum of Excess Availability plus Cash on Hand immediately prior to, and the sum of projected pro forma Excess Availability plus projected pro forma Cash on Hand (in each case, measured as of the end of each Fiscal Month) for the twelve Fiscal Months immediately following, and after giving effect to, such payment or prepayment shall be equal to or greater than $75,000,000; and (B) the Loan Parties, on a Consolidated basis, are, and will continue to be, Solvent after giving effect to such Stock Repurchase Transaction.  Prior to undertaking any Stock Repurchase Transaction, the Lead Borrower shall have delivered to the Administrative Agent forecasts prepared in good faith by management of the Lead Borrower of Consolidated balance sheets, statements of income or operations and cash flows, and Excess Availability projections on a Fiscal Month basis for the immediately following twelve Fiscal Months, as applicable, which projected financial information shall give due consideration to results for prior Fiscal Months, shall give effect to the proposed Stock Repurchase Transaction and shall be in a form and based upon assumptions reasonably satisfactory to the Administrative Agent.”

3.                                       Amendment to Article VI.  The first sentence of Section 6.14(b) of the Credit Agreement is deleted in its entirety and replaced with the following:

“(b)         From time to time as may be reasonably requested by the Administrative Agent, the Lead Borrower shall supplement each Schedule hereto, or any representation herein or in any other Loan Document, with respect to any matter arising after the Closing Date that, if existing or occurring on the Closing Date, would have been required to be set forth or described in such Schedule or as an exception to such representation or that is necessary to correct any information in such Schedule or representation which has been rendered inaccurate thereby (and, in the case of any supplements to any Schedule, such Schedule shall be appropriately marked to show the changes made therein).”

4.                                       Amendment to Article VII.  The provisions of Section 7.06 of the Credit Agreement, “Restricted Payments”, are hereby amended by deleting subparagraph (c) in its entirety and inserting the following in its place:

“(c)         the Lead Borrower may repurchase its capital stock in any transaction or series of related transactions which are part of a common plan completed on or at any time within ninety (90) days after the commencement thereof (each, a “Stock Repurchase Transaction”) so long as the Payment Conditions are satisfied;”

5.                                       Ratification of Loan Documents; Waiver of Claims.

(a)                                  Except as otherwise expressly provided herein, all terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect.  The Loan Parties hereby ratify, confirm, and reaffirm that all representations and warranties of the Loan Parties contained in the Credit Agreement or any other Loan Document are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date.

(b)                                 Each of the Loan Parties hereby acknowledges and agrees that there is no basis or set of facts on the basis of which any amount (or any portion thereof) owed by the Loan Parties under the Loan Documents could be reduced, offset, waived, or forgiven, by rescission or otherwise; nor is there any claim, counterclaim, offset, or defense (or other right, remedy, or basis having a similar effect) available to the Loan Parties with regard thereto; nor is there any basis on which the terms and conditions of any of the Obligations could be claimed to be other than as stated on the written instruments which evidence such Obligations.

(c)                                  Each of the Loan Parties hereby acknowledges and agrees that it has no offsets, defenses, claims, or counterclaims against the Agents or any Lender, or any of their respective affiliates, predecessors, successors, or assigns, or any of their respective officers, directors, employees, attorneys, or representatives, with respect to the Obligations, or otherwise, and that if the any Loan Party now has, or ever did have, any offsets, defenses, claims, or counterclaims against the Agents or any Lender, or their respective affiliates, predecessors, successors, or assigns, or their respective officers, directors, employees, attorneys, or representatives, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Sixth Amendment, all of them are hereby expressly WAIVED, and the each of the Loan Parties hereby RELEASES the Agents and each Lender and their respective officers, directors, employees, attorneys, representatives, affiliates, predecessors, successors, and assigns from any liability therefor.

6.                                       Conditions to Effectiveness.  This Sixth Amendment shall not be effective until each of the following conditions precedent has been fulfilled to the reasonable satisfaction of the Administrative Agent:

(a)                                  The Administrative Agent shall have received counterparts of this Sixth Amendment duly executed and delivered by each of the parties hereto.

(b)                                 All corporate and shareholder action on the part of the Loan Parties necessary for the valid execution, delivery and performance by the Loan Parties of this Sixth Amendment shall have been duly and effectively taken and evidence thereof reasonably satisfactory to the Administrative Agent shall have been provided to the Administrative Agent.

(c)                                  After giving effect to this Sixth Amendment, no Default or Event of Default shall have occurred and be continuing.

7.                                       Miscellaneous.

(a)                                  This Sixth Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page to this Sixth Amendment by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Sixth Amendment.

(b)                                 This Sixth Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby.  No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

(c)                                  Any determination that any provision of this Sixth Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforceability of any other provisions of this Sixth Amendment.

(d)                                 The Loan Parties represent and warrant that they have consulted with independent legal counsel of their selection in connection with this Sixth Amendment and are not relying on any representations or warranties of the Agents or the Lenders or their counsel in entering into this Sixth Amendment.

(e)                                  The Loan Parties shall pay all reasonable costs and expenses of the Agents (including, without limitation, reasonable attorneys’ fees) in connection with the preparation, negotiation, execution, and delivery of this Sixth Amendment and related documents.  The Loan Parties hereby acknowledge and agree that the Administrative Agent may charge the Loan Account to pay such costs and expenses.

(f)                                    THIS SIXTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have hereunto caused this Sixth Amendment to be executed and their seals to be hereto affixed as of the date first above written.

THE CHILDREN’S PLACE RETAIL STORES, INC., as Lead Borrower and as a Borrower

By:
Name:	John E. Taylor
Title:	Vice President, Finance
Interim Principal Financial Officer

THE CHILDREN’S PLACE SERVICES COMPANY, LLC, as a Borrower

By:
Name:	Adrienne Urban
Title:	Vice President, Treasurer

THE CHILDRENSPLACE.COM, INC., as a Guarantor

By:
Name:	Adrienne Urban
Title:	Vice President, Treasurer

THE CHILDREN’S PLACE (VIRGINIA), LLC, as a Guarantor

By:
Name:	Adrienne Urban
Title:	Vice President, Treasurer

THE CHILDREN’S PLACE CANADA HOLDINGS, INC., as a Guarantor

By:
Name:	Adrienne Urban
Title:	Vice President, Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION (successor by merger to Wells Fargo Retail Finance, LLC), as Administrative Agent, Collateral Agent, Swingline Lender and as a Lender

By:
Name:
Title:

BANK OF AMERICA, N.A., as a Lender

By:
Name:
Title:

HSBC BANK (USA), N.A., as a Lender

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as a Lender

By:
Name:
Title: